UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) January 11, 2001


                            MAXUS REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)


        MISSOURI                   00-13457                      48-1339136
(State or Other Jurisdiction     (Commission                   (IRS Employer
       of Incorporation)         File Number)                Identification No.)


104 Armour Road, North Kansas City, MO                                   64116
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code         (816) 303-4500


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Item 5.  Other Events.

   On January 11, 2001, the Registrant entered into a contract to sell the Franklin Park Distribution Center, a warehouse and distribution facility ("Franklin Park"), located at 3431 N. Powell Avenue in Franklin Park, Illinois, a suburb west of Chicago, to an unrelated third party, Vanguard Archives, Inc., an Illinois corporation ("Vanguard"). The sale price is $4,550,000. Vanguard deposited One Hundred Thousand ($100,000) as an earnest money deposit into a joint escrow account.

   The contract is subject to a due diligence period until February 15, 2001, pursuant to which Vanguard, in its sole and absolute discretion, has the right to terminate the contract without liability and the right to the return of the earnest money deposit. The sale is scheduled to close on March 1, 2001. The sale is subject to certain conditions, including but not limited to Registrant's delivery of title insurance, a general warranty deed, survey and subordination agreements and estoppel certificates from all tenants satisfactory to Vanguard. The Registrant must pay an independent real estate broker a commission of five percent (5%) of the total purchase price excluding any prorations or offsets.

   A copy of the sale contract is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired

             Not applicable.

         (b) Pro Forma Financial Information

             Not applicable.

         (c) Exhibits

             10.1 Real Estate Sale and Purchase Agreement made as of January 2, 2001 by and between Maxus Realty Trust, Inc. and Vanguard Archives, Inc.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Maxus Realty Trust, Inc.



Date: January 16, 2001                       By: /s/ David L. Johnson
                                                     David L. Johnson, Chairman


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                            EXHIBIT INDEX TO FORM 8-K


         Exhibit
         Number            Description

          10.1 Real Estate Sale and Purchase Agreement made as of January 2, 2001 by and between Maxus Realty Trust, Inc. and Vanguard
                           Archives, Inc.


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